SECURITIES AND EXCHANGE COMMISSION
           Washington, DC  20549




                  FORM 8-K




               CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE
      SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) May 9, 2002



                OTHNET, INC.
(Exact name of Registrant as specified in its charter)




Delaware                       0-26454            98-0142664
(State or other jurisdiction  (Commission   (I.R.S. Employer
of incorporation or           File number)    Identification
organization)                                        Number)



The First National Bank Building
332 Minnesota Street, Suite 100 North
St. Paul, Minnesota                                55101
(Address of principal                      (Postal Code)
executive offices)


Registrant's telephone number, including area code:
(651) 291-2993

Item 5.  Other Events.

Introduction

     In December 2001, the Board of Directors of Othnet, Inc. (the "Company") approved a plan to shut down all nonessential functions of the Company and to reduce all expenses that were not absolutely essential to maintaining the Company as a reporting entity until the Company is able to obtain some type of cash infusion. Additionally, the Company began pursuing the sale or license of its technology. In carrying out this plan, the Company has entered into agreements and effected the transactions described below. Based on management's plan, it was deemed that the license agreement and the Company's proprietary information data base and search engine were impaired, and as a result, an impairment charge of $84,000 and $700,000, respectively, was recorded at December 31, 2001. The impairment charges are based on the estimated fair value of the common stock being exchanged for the transfer of the technology as described below.

     In April 2002, the Company received $300,000 in equity financing from a private investor by selling 600,000 shares of its common stock at a purchase price of $0.50 per share.

Redemption of Shares and Assignment of the Othnet Technology

     Pursuant to a  Redemption Agreement dated May 9, 2002
(the "PPP Redemption Agreement") by and between the Company and People to People Publishing, Inc., a Delaware corporation ("PPP") and an Assignment and Assumption Agreement dated May 9, 2002 between the Company and PPP, the Company has agreed to redeem 4,085,000 shares of its common stock held of record by PPP in consideration (i) for the assignment (the "Othnet Technology Assignment") by the Company to PPP of the Company's current principal technology consisting primarily of the Company's peer to peer file sharing software, including without limitation, the technology with respect to digital rights management technology which is subject of the Company's patent application (the "Othnet Technology"), and (ii) a payment of $32,500. Such amount was paid on May 9, 2002 (the "Initial Closing"). In connection with the Othnet Technology Assignment, PPP has agreed to assume all liabilities or obligations in connection with the Othnet Technology whether such liabilities were incurred prior to or after the date of the assignment, except with respect to legal fees or other trade creditor debt associated with the development of the Othnet Technology.

     PPP is a corporation formed in January 2002 by Christopher J. Pearson and certain other former stockholders of the Company (the "PPP Founders") to effect the transactions contemplated by the PPP Redemption Agreement and the Othnet Technology Assignment. Subsequent to the formation of PPP and prior to May 9, 2002, each of the PPP Founders transferred the shares each of them then owned in the Company to PPP. As a result, PPP became the owner of 4,085,000 shares of common stock of the Company. Prior to May 9, 2002, Christopher J. Pearson was the Vice President and a director of the Company.

     The Othnet Technology Assignment is subject to the Company obtaining shareholder approval (the "Shareholder Approval") on or before September 30, 2002. In the event Shareholder Approval is not obtained, the Othnet Technology Agreement and the obligations thereunder shall terminate. In addition, pending such approval, all of the foregoing 4,085,000 shares being redeemed are to be held in escrow and will maintain voting rights although PPP has agreed to vote all of the shares in favor of the Othnet Technology Assignment.

     In addition to the foregoing, the Company has transferred ownership of its web sites www.oth.net and www.othnet.com to Joel Pearson, one of the PPP Founders and the father of Christopher J. Pearson, in consideration for the assumption of all liabilities associated with such sites.

Change in Management

     In conjunction with the Initial Closing, the Company obtained the resignation of each of the then current officers (Richard A. Barbari, Christopher J. Pearson, Robert Brown and David M. Kaye) and each of its then current directors (Messrs. Barbari, Pearson and Brown), and Jeffrey Wattenberg was elected sole director of the Company. Mr. Wattenberg has also been elected President and Secretary of the Company. The Company currently has no other officers. As a result of the Initial Closing, the Company intends to seek to extinguish much of its outstanding debt and seek another business opportunity. As of the date of this report, the Company has no agreement, understanding or arrangement to acquire or participate in any specific business opportunity. No assurance can be given that the Company will be able to consummate any such arrangements or, if consummated, that such business opportunity will be successful.

     In December 2001, Richard A. Barbari (the Company's then Chief Executive Officer and Chairman of the Board) had entered into an Agreement for Separation and Release (the "Barbari Separation Agreement") with the Company whereby Mr. Barbari agreed that upon the occurrence of certain events he would resign as an officer and director of the Company and have 400,000 shares of common stock of the Company owned by him redeemed by the Company in consideration for the payment by the Company of certain funds Mr. Barbari had advanced on behalf of the Company or debt Mr. Barbari had guaranteed, as well as the transfer to Mr. Barbari of an automobile registered in the
Company's name.   Contemporaneously with the Initial Closing,
Mr. Barbari resigned as an officer and director, Mr. Barbari and the Company executed a Redemption Agreement with respect to such 400,000 shares and the other transactions described above as contemplated by Barbari Separation Agreement were completed.

     In connection with the Initial Closing, Christopher J. Pearson and the Company also entered into an Agreement for Separation and Release whereby among other things the parties agreed to terminate the employment agreement between them and Mr. Pearson agreed to resign as an officer and director.

Agreement with Savage Beast Technologies

     In April 2001, the Company entered into an Alliance and License Agreement (the "License Agreement") with Savage Beast Technologies Incorporated ("Savage Beast") which agreement granted the Company a nonexclusive license to use on the Othnet website the Savage Beast application programming interface which provides music information, navigation and recommendations. In consideration of the license granted, the Company paid Savage Beast a license fee of $100,000 upon execution of the agreement and agreed to pay Savage Beast $80,000 on or before the earlier to occur of (i) the Company completing its next round of financing or (ii) October 1, 2001. (Prior to May 9, 2002, such amount had still not been paid by
the Company.)   The agreement also provided that Savage Beast
issue to the Company 100,000 shares of Savage Beast's common stock and that the Company issue to Savage Beast 50,000 shares of the Company's common stock, provided that if the Company should sell shares at a price below $5.00 (the "Reduced Price") in its next round of financing, the number of shares of the Company's common stock issued to Savage Beast shall be increased such that the total number of shares issued to Savage Beast multiplied by the Reduced Price equals $250,000 (the "Anti-Dilution Rights").

     Contemporaneously with the Initial Closing, on May 9, 2002, the Company and Savage Beast entered into an Agreement for Termination of Alliance and License Agreement (the "Termination Agreement") which terminated the License Agreement. In addition, the Company agreed to pay Savage Beast the $80,000 owed under the License Agreement (the "Termination Amount") as follows: (i) $20,000 as of May 9, 2002, and (ii) nine payments of $6,667 each which will be due each month beginning June 5, 2002 and ending February 4, 2003 (the "Final Payment Date"). The initial payment of $20,000 was paid as of May 9, 2002. In addition, the Termination Agreement provides that Savage Beast shall have no rights to the issuance of additional shares pursuant to the Anti-Dilution Rights unless the Company fails to pay the entire Termination Amount on or before the Final Payment Date.

Item 7.  Financial Statements, Pro Forma Financial
         Information and Exhibits.

     Exhibits:

          99.1 Assignment and Assumption Agreement dated May 9,
          2002 between Othnet, Inc. and People to People
          Publishing, Inc.

          99.2 Redemption Agreement dated May 9, 2002 between
          Othnet, Inc. and People to People Publishing,
          Inc.

          99.3 Assignment and Assumption Agreement between
          Othnet, Inc. and Joel Pearson.

          99.4 Agreement for Termination of Alliance and
          License Agreement dated May 9, 2002 between
          Othnet, Inc. and Savage Beast Technologies
          Incorporated.

                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                OTHNET, INC.
                                (Registrant)


Dated:    June 6, 2002          By:  /s/ Jeffrey Wattenberg
                                Name:     Jeffrey Wattenberg
                                Title:    President